AMENDMENT NO. 1 TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of November 14, 2010, to the Securities Purchase Agreement (as defined below) is made by and between Man Shing Agricultural Holdings, Inc., a Nevada corporation (the “Company”) and the investor identified on the signature page hereto (the “Purchaser”). All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

WHEREAS, the Company and the Purchaser entered into a Securities Purchase Agreement dated as of September 13, 2010 (the “Securities Purchase Agreement”);

WHEREAS, Shili Liu is the registered holder of 3,358,250 preferred shares of the Company (the “Shili Liu Preferred Shares”), which preferred shares represent all of the preferred shares of the Company owned, of record or beneficially, by Shili Liu;

WHEREAS, pursuant to that certain Cancellation Agreement dated November 14, 2010 by and between the Company and Shili Liu (the “Cancellation Agreement”), Shili Liu has agreed to the cancellation of all of the Shili Liu Preferred Shares;

WHEREAS, the Company and the Purchaser wish to amend the Closing Date under the Securities Purchase Agreement to be seven (7) days following the date that the Shili Liu Preferred Shares are cancelled by the Company’s transfer agent.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1.           Closing and Deliverables. Section 2(b)(1) is hereby amended to add the following Section 2(b)(1)(ii):

that certain Cancellation Agreement, pursuant to which Shili Liu has agreed to the cancellation of 3,358,250 preferred shares of the Company registered in the name of Shili Liu, which preferred shares represent all of the preferred shares of the Company owned, of record or beneficially, by Shili Liu, duly executed by the Company and Shili Liu.

Section 2(c)(2) is hereby amended and restated as follows:

The obligations of each of the Purchasers in connection with the Closing are subject to the following conditions being met:

i.	the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

ii.	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

iii.	the delivery by the Company of the items set forth in Section 2(b)(1) of this Agreement;

iv.	the cancellation by the Company’s transfer agent of all of the Shili Liu Preferred Shares;

v.	there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

vi.	the delivery by the other Purchasers of the items set forth in Section 2(b)(2) of this Agreement; and

vii.
the delivery by the Company of a certificate, executed by the Chief Executive Officer or President of the Company dated as of the Closing Date, certifying on behalf of the Company that the Company has satisfied the conditions specified in Sections 2(c)(2)(i), (ii), (iii), (iv), (v), and (vi).

2.           Definitions.  Section 8(c) of the Securities Purchase Agreement is hereby amended and restated as follows:

 “Closing Date” means the later of seven (7) days following the date that the Shili Liu Preferred Shares are cancelled by the Company’s transfer agent or such later Trading Day when this Agreement has been executed and delivered by the applicable parties thereto, and all conditions precedent to (x) the Purchaser’s obligations to pay the Subscription Amount have been satisfied or waived and (y) the Company’s obligations to deliver the Securities have been satisfied or waived.

3.           Successors and Assigns.  The Purchaser hereby acknowledges and agrees that this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

4.           Modification.  This Amendment shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

5.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Facsimile execution and delivery of this Amendment is legal, valid and binding execution and delivery for all purposes.

6.           Severability. Each provision of this Amendment shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

MAN SHING AGRICULTURAL HOLDINGS, INC.

By:
Name: Shili Liu
Title: Chairman & President

Investor

By:
Name:
Title:

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